Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease, Inc. Announces Add-On Offering of
Series A Cumulative Redeemable Preferred Stock

New York, December 14, 2017 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced the launch of an underwritten public offering of its 7.25% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), under its existing shelf registration statement. In addition, GNL expects to grant the underwriter a 30-day option to purchase an additional amount of shares of Series A Preferred Stock.

This offering is a re-opening of GNL’s original issuance of Series A Preferred Stock, which occurred pursuant to an offering which initially closed on September 12, 2017, and the additional shares of Series A Preferred Stock will be consolidated, form a single series, and be fully fungible with the outstanding Series A Preferred Stock. The Series A Preferred Stock is listed on the New York Stock Exchange, under the symbol “GNL PR A.”

Holders of Series A Preferred Stock are entitled to cumulative dividends in the amount of $1.8125 per share each year, which is equivalent to the rate of 7.25% of the $25.00 liquidation preference per share per annum. The first quarterly dividend for the Series A Preferred Stock sold in this offering will be paid on January 16, 2018 in an amount equal to $0.453125 per share. The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased.

On and after September 12, 2022, the Series A Preferred Stock will be redeemable at GNL’s option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid on each share of Series A Preferred Stock to be redeemed.

The Company intends to use the net proceeds from this offering to purchase additional properties, which have not yet been identified, and for general corporate purposes.

The sole book-running manager for the offering is BMO Capital Markets Corp.

About Global Net Lease, Inc.

GNL is a publicly traded real estate investment trust focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties across the United States, Western and Northern Europe.

Important Notice

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the prospectus and the prospectus supplement, subject to completion, relating to these securities may be obtained from BMO Capital Markets Corp. You should direct any requests to BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York 10036 or by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com. You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission (the “Commission”) for free by visiting the Commission’s website at http://www.sec.gov.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K and GNL’s most recent Quarterly Reports on Form 10-Q. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Email: investorrelations@globalnetlease.com

Phone: (917) 475-2153